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       EQUITY CONTRIBUTION AGREEMENT (this "Agreement"), dated as of June 6,
2002, by and among Premcor Inc., a Delaware corporation ("Premcor"), Premcor USA Inc., a Delaware corporation ("Premcor USA") and The Premcor Refining Group Inc., a Delaware corporation ("PRG").

                                   BACKGROUND

       1. The authorized capital stock of Sabine River Holding Corp., a Delaware corporation ("Sabine"), consists of 12,000,000 shares of common stock, par value $0.01 of which 6,136,364 shares are issued and outstanding (the "Outstanding Sabine Shares").

       2. Occidental Petroleum Corporation previously held 681,818 shares of Outstanding Sabine Shares, representing 10% of the capital stock of Sabine, and has exchanged its shares for 1,363,636 newly issued shares of Premcor common stock, resulting in Premcor owning 100% of the capital stock of Sabine.

                                    AGREEMENT

       1. Premcor hereby contributes and transfers all of its right, title, and interest in the Outstanding Sabine Shares to Premcor USA, and Premcor USA hereby subsequently contributes and transfers all of its right, title, and interest in such Outstanding Sabine Shares to PRG.

       2. Premcor USA hereby accepts the contribution by Premcor of all of its right, title, and interest in the Outstanding Sabine Shares.

       3. PRG hereby accepts the subsequent contribution by Premcor USA of all of its right, title, and interest in the Outstanding Sabine Shares.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                     PREMCOR INC.


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     PREMCOR USA INC.


                                     By:_______________________________________
                                        Name:
                                        Title:

                                     THE PREMCOR REFINING GROUP INC.


                                     By:_______________________________________
                                        Name:
                                        Title: